EXHIBIT 5.01

March 9, 2004

VeriSign, Inc.

487 East Middlefield Road

Mountain View, California 94043-1331

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by VeriSign, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about March 9, 2004 in connection with the registration under the Securities Act of 1933, as amended, of a total of 687,659 shares of the Company’s Common Stock (the “Stock”), all of which are subject to issuance by the Company upon the exercise of options to be granted under the Guardent, Inc., 2000 Stock Option and Incentive Plan (the “Plan”). In rendering this opinion, we have examined the following:

(1)	the Company’s Third Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on October 19, 2000;

(2)	the Certificate of Amendment to the Company’s Third Amended and Restated Certificate of Incorporation, certified by the Delaware Secretary of State on June 8, 2000;

(3)	the Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on March 9, 2004;

(4)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference, including the Plan and related forms;

(5)	the Prospectuses prepared in connection with the Registration Statement;

(6)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us. We have also assumed that the certificates representing the Stock will be, when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and the representations and warranties made by you to us, including, but not limited to, those set forth in the Management Certificate and have assumed the current accuracy and completeness of the information obtained from the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

We are admitted to practice law in the Commonwealth of Virginia, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

Based upon the foregoing, it is our opinion that the 687,659 shares of Stock that may be issued, have been duly authorized, and upon the issuance and delivery of such shares of Common Stock in the manner contemplated by the Plan, and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the shares pursuant to the terms of the Plan, including, without limitation, collection of required payment for the shares, the shares of Common Stock will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

/s/ PIPER RUDNICK LLP